UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2011

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of Incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On November 1, 2011, APD Antiquities, Inc. (APD) entered into a definitive agreement with a private accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 until December 31, 2011 at 8% interest per annum. The promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of APD.

As a consequence of protracted inclement weather which inhibited the proposed work defined in the Letter of Intent between APD and Northern Adventures LLC (“NA”) executed on April 6, 2011, amended on August 5, 2011, NA and APD agreed to amend its non-binding Letter of Intent and extend the term of Letter of Intent and the due date of all promissory notes to December 31, 2011.

On May 3, 2011, APD made a $40,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been extended to December 31, 2011.

On August 24, 2011, APD made a $40,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been changed to December 31, 2011

On September 8, 2011, APD made a $15,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been changed to December 31, 2011

On September 21, 2011, APD made a $20,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been changed to December 31, 2011

On October 10, 2011, APD made a $7,500 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been changed to December 31, 2011

On November 1, 2011, APD made a $20,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn for 180 days that bears 8% per annum.  The maturity date has been changed to December 31, 2011

APD has loaned Northern Adventures LLC at total of $197,500 to date for the express purpose of securing additional mineral rights.  All loan maturity dates are December 31, 2011

Item 4.01 Changes in Registrant's Certifying Accountant.

(1)  Previous Independent Registered Public Accounting Firm

(i)

On October 31, 2011, APD Antiquities, Inc.'s (“Registrant”) independent registered public accounting firm, BehlerMick PS, resigned and no longer practices public accounting.

(ii)

The reports of BehlerMick PS on the financial statements of the Registrant as of December 31, 2010 and 2009, and for the period from July 23, 1996 (inception) through December 31, 2010, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

During the Registrant’s most recent fiscal year ended December 31, 2010, for the period from July 23, 1996 (inception) to December 31, 2009, and any subsequent interim periods through November 3, 2011, (a) there were no disagreements with BehlerMick PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BehlerMick PS, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(iv)

On November 3, 2011, the Registrant provided BehlerMick PS with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements.  The Company is unable to obtain Exhibit16.1 from the predecessor auditor, as the firm no longer practices public accounting.

(2)  New Independent Registered Public Accounting Firm

Concurrently with the resignation of BehlerMick PS, the Board of Directors of the Registrant engaged MartinelliMick PLLC, as its new independent registered public accounting firm to audit and review the Registrant’s financial statements effective November 1, 2011.  During the most recent fiscal year ended December 31, 2010, for the period from July 23, 1996 (inception) to December 31, 2009, and any subsequent period through the date hereof prior to the engagement of MartinelliMick PLLC, neither the Registrant, nor someone on its behalf, has consulted MartinelliMick PLLC regarding:

(i)

either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Convertible Promissory Note entered into by the Company as the Borrower on November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: November 8, 2011	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CFO